Exhibit 23.7

April 28, 2023

Able View Global Inc.

Room 1803, Shanghai International Building

511 Weihai Road, Jing’an District, Shanghai, China, 200072

People’s Republic of China

Re: Shanghai iResearch Consulting Co. Ltd.

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-4 (the “Registration Statement”) filed by Able View Global Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed business combination (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of, summary of and reference to, information, data and statements from our research reports, consumer market surveys and amendments thereto, including, but not limited to, the industry report titled “Beauty and personal care brand full-service partners in China” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of the foregoing, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the ” “Prospectus Summary,” “Risk Factors,” “Able View’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Overview of Able View’s Industry”, and “Business of Able View” sections, as well as the proxy statement/prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus), (ii) in any written correspondence with the SEC, (iii)  in any other future filings with the SEC by the Company, including, without limitation, filings and/or submissions on Form 20-F, Form 6-K, other registration statements and other SEC filings or submissions (collectively, the “SEC Filings”), (iv) in any future offering documents, (v) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination and other capital raising transactions, (vi) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, and (vii) in other publicity and marketing materials in connection with the Proposed Business Combination and other capital raising transactions.

We further hereby consent to the filing of this consent letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature page follows]

Yours faithfully,

For and on behalf of

Shanghai iResearch Consulting Co. Ltd.

By:	/s/ Qi Qian
Name:	Qi Qian
Title:	Research Director

[Signature Page to iResearch Consent Letter]